Exhibit 10.2

SUSPENSION OF RIGHTS AGREEMENT

WESTROCK COMPANY

11oo Abernathy ROAD

Atlanta, GA 30328

December 7, 2021

Wells Fargo Bank, National Association
1100 Abernathy Road NE, Suite 1140
Atlanta, GA 30328
Attention: Kay Reedy
Email: Kay.Reedy@WellsFargo.com

1.
Suspension of Rights Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 1, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WESTROCK COMPANY as Holdco, WRKCO INC., as the Parent Borrower (the “Parent Borrower”), WRK LUXEMBOURG S.À.R.L, as the Luxembourg Borrower (the “Luxembourg Borrower”) and WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP., as the Canadian Borrower (together with the Parent Borrower and the Luxembourg Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent and Multicurrency Agent (the “Administrative Agent”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Borrowers hereby acknowledge that, on March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate (“LIBOR”), and the Financial Conduct Authority, the regulatory supervisor of the IBA, announced in public statements that the final publication or representativeness for all Non-USD Currency LIBOR tenors will be December 31, 2021. The term “Non-USD Currency,” as used in this Agreement, shall mean, collectively or individually, Sterling, Japanese Yen, Swiss Francs and Euros, each to the extent that the same are used or are available in the Credit Agreement. For the avoidance of doubt, “Non-USD Currency,” as used in this Agreement, shall not include Canadian Dollars.

For good and valuable consideration, including delaying the incurrence of costs required to update the terms of the Credit Agreement, and in lieu of amending or waiving any term of the Credit Agreement, notwithstanding anything to the contrary in the Credit Documents, Borrowers hereby covenant and agree that Borrowers shall not request a borrowing of, conversion to or continuation of a Loan, the issuance of a Letter of Credit, or have any Loan or Letter of Credit outstanding, after December 31, 2021 (the “Cutoff

Date”), in each case which is denominated in a Non-USD Currency until such date that the Credit Agreement is amended, pursuant to and in accordance with its terms, in form and substance satisfactory to the Administrative Agent, to replace the applicable reference rate with respect to any obligations, interests, fees, commissions or other amounts denominated in such Non-USD Currency or calculated with respect thereto, from LIBOR to an alternative reference rate. If the Cut-off Date occurs prior to the last day of an Interest Period for any outstanding Loan denominated in a Non-USD Currency, then any such Loan shall be converted to a U.S. Base Rate Loan denominated in U.S. Dollars (in an amount equal to the Dollar Amount of such Non-USD Currency as determined on the last day of such Interest Period) on the last day of such Interest Period.

Borrowers hereby covenant and agree that, if a notice or instruction is given by Borrowers under the Credit Agreement pursuant to which Borrowers select a Non-USD Currency as the currency of a Loan, or request the issuance or extension of a Letter of Credit denominated in a Non-USD Currency, or request a conversion to or continuation of a Loan denominated in a Non-USD Currency, in each case, after the Cut-Off Date, no Lender shall have any obligation to fund, convert or continue such Loan or issue or extend such Letter of Credit in such Non-USD Currency or shall have any liability for failing to do so.

This Agreement is hereby designated as a Credit Document and Borrowers acknowledge and agree that this Agreement may be posted to Syndtrak, Intralinks, Debtdomain or other website in use to distribute information to the Lenders. Borrowers further acknowledge and agree that each Lender under the Credit Agreement may rely on and shall be an express third-party beneficiary of this Agreement. Borrowers hereby represent that this Agreement has been duly executed and delivered by Borrowers and constitutes a legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Borrowers hereby indemnify and hold harmless the Administrative Agent, each Lender and each other Indemnitee for any damage, loss, cost, liability, claim or expense whatsoever incurred in connection with a breach of this Agreement; provided, that such indemnity shall not, as to Administrative Agent, any Lender or any other Indemnitee, be available to the extent that any such damage, loss, cost, liability, claim or expense is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Person.

It is understood and agreed that this Agreement shall not constitute an amendment or modification of the Credit Agreement. This Agreement is irrevocable and may not be amended by Borrowers or any other party without the prior written consent of the Administrative Agent. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by email or other electronic transmission (i.e., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

WRKCO INC.

By: /s/ Timothy W. Murphy____________
Name: Timothy W. Murphy
Title: SVP and Treasurer

WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP.

By: /s/ Timothy W. Murphy_____________
Name: Timothy W. Murphy
Title: SVP and Treasurer

WRK LUXEMBOURG S.À.R.L

By: /s/ Lawrence Estrop___________________
Name: Lawrence Estrop
Title: Manager A

[Signature Page to Suspension of Rights Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Multicurrency Agent

By: /s/ Kay Reedy____________________
Name: Kay Reedy
Title: Managing Director

[Signature Page to Suspension of Rights Agreement]